Exhibit 23.1

Consent of the Independent Registered Public Accounting Firm

The Board of Directors

Save Foods, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 (File No. 333-266159) of our report dated March 27, 2023, with respect to the consolidated financial statements of Save Foods, Inc. and its subsidiary, Save Foods Ltd.

/s/ Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel

March 27, 2023